As filed with the Securities and Exchange Commission on June 24, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Exact name of registrant as specified in its charter)

Virginia	54-1162807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Shentel Way
P.O. Box 459
Edinburg, VA 22824	22824
(Address of Principal Executive Offices)	(Zip Code)

Shenandoah Telecommunications Company 2014 Equity Incentive Plan
(Full title of the plan)

Raymond B. Ostroski
General Counsel and Secretary
500 Shentel Way
P.O. Box 459
Edinburg, VA 22824
(Name and address of agent for service)

(540) 984-5040
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of Registration Fee

Common Stock, no par value per share, to be issued under the 2014 Equity Incentive Plan	1,500,000	$27.04	$40,560,000	$5,224.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 covers an indeterminate number of shares which may be subject to grant or otherwise issuable by reason of stock splits, stock dividends, or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the registrant’s common stock on June 18, 2014, as reported on the NASDAQ Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information

Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8

Item 2.	Registrant Information and Employee Plan Annual Information

Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

In this Registration Statement, “the registrant,” “we,” “us,” and “our” refer to Shenandoah Telecommunications Company.

The following documents, which have been filed with the Commission  pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference, and shall be deemed to be a part of, this Registration Statement:

(a) The registrant’s latest Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 3, 2014;

(b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including the registrant’s definitive proxy statement filed with the Commission on March 13, 2014, the registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the Commission on May 2, 2014 and the registrant’s current reports on Form 8-K during such period, except as to any portion of any current report on Form 8-K furnished under Items 2.02, 7.01 and 9.01 of Form 8-K that is not deemed filed under such provisions; and

(c) The description of the registrant’s Common Stock contained in any registration statement or report that the registrant has filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02, 7.01 and 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Certain legal matters with respect to the validity of the shares of common stock offered pursuant to this Registration Statement are being passed upon for the Registrant by Raymond B. Ostroski, Vice President and General Counsel to the Registrant. Mr. Ostroski has been awarded 30,000 stock options and 2,734 shares of restricted stock. Both the stock options and shares of restricted stock are subject to vesting requirements and none have vested at this time.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits, and the registrant’s Articles of Incorporation require, indemnification of the registrant’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability for damages of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

The Company’s Articles of Incorporation eliminate liability for damages of its directors or officers, as permitted in Section 13.1-692.1, except for liability resulting from any such person having engaged in willful misconduct or a knowing violation of the criminal  law or any federal or state securities law. Section 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

The indemnification provisions contained in the Company’s Articles of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibits:

Number	Description

5.1	Opinion and consent of Raymond B. Ostroski, Esq.

10.1	Shenandoah Telecommunications Company 2014 Equity Incentive Plan (incorporated by reference as Appendix A to Registrant’s Definitive Proxy Statement filed on March 13, 2014).

23.1	Consent of KPMG LLP.

23.2	Consent of Raymond B. Ostroski, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney of Directors and Officers (included on signature page).

Item 9	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)  Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration is on Form S-3 or Form F-3 and the information required to be  included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Edinburg, Commonwealth of Virginia, on June 16, 2014.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Christopher E. French
Christopher E. French
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond B. Ostroski his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement for purposes of registering the shares allocated to the Shenandoah Telecommunications Company 2014 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities as indicated below on June 16, 2014.

Signature	Capacity

/s/ Christopher E. French	President, Chief Executive Officer and Director
Christopher E. French	(Principal Executive Officer)

/s/ Adele M. Skolits	Vice President and Chief Financial Officer
Adele M. Skolits	(Principal Financial and Accounting Officer)

/s/ Douglas C. Arthur	Director
Douglas C. Arthur

/s/ Ken L. Burch	Director
Ken L. Burch

/s/ Tracy Fitzsimmons	Director
Tracy Fitzsimmons

/s/ John W. Flora	Director
John W. Flora

/s/ Richard L. Koontz	Director
Richard L. Koontz

/s/ Dale S. Lam	Director
Dale S. Lam

/s/ Jonelle St. John	Director
Jonelle St. John

/s/ James E. Zerkel	Director
James E. Zerkel

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Raymond B. Ostroski, Esq.

10.1	2014 Shenandoah Telecommunications Company Equity Incentive Plan

23.1	Consent of KPMG LLP

23.2	Consent of Raymond B. Ostroski (included as part of Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)